CONSENT OF PROSPECTIVE DIRECTOR

     The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form N-2, and any amendments thereto, to be filed by GSC Investment LLC.

/s/ Thomas V. Inglesby

Name: Thomas V. Inglesby

Dated: October 13, 2006